EXHIBIT 99.1

MKS Instruments Reports Fourth Quarter And Full Year 2020 Financial Results

•	Record quarterly revenue of $660 million, up 32% year-over-year

•	Record quarterly Non-GAAP net earnings of $130 million, up 96% year-over-year, and quarterly net income of $116 million, up 170% year-over-year

•	Record annual operating cash flow of $513 million, up 110% year-over year, and record annual free cash flow of $428 million, up 137% year-over-year

Andover, MA, January 27, 2021 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reported fourth quarter and full year 2020 financial results.

“We delivered record quarterly and full year revenue. Our results were underpinned by strong demand in our Semiconductor Market and a continued recovery in our Advanced Markets. In our Semiconductor Market, we not only achieved record revenue from our Power Solutions products but also strong year-over-year growth across the remainder of our Semiconductor portfolio. This is a clear affirmation of our differentiated Surround the Chamber® strategy, which was put in place to drive technology and market leadership.” said John T.C. Lee, President and Chief Executive Officer.

Mr. Lee added, “We are pleased to return to strong year-over-year growth in Advanced Markets in the fourth quarter and are encouraged with the demand trends in Advanced Electronics applications. As we highlighted at our Analyst Day in December, the secular trends of miniaturization, complexity and new materials are driving the need for precision laser processing where we are well positioned with our Surround the Workpiece® portfolio.”

“The fourth quarter marked a strong finish to 2020, as we achieved record quarterly Non-GAAP operating income. We generated strong operating leverage in our model, while continuing to make targeted investments to drive long-term organic growth,” said Seth H. Bagshaw, Senior Vice President and Chief Financial Officer.

Mr. Bagshaw added, “We generated record free cash flow in 2020, and I am pleased to announce we exited the year with a net cash position, within 24 months of the acquisition of Electro Scientific Industries, Inc. (“ESI”). Our strong cash position provides us with added balance sheet flexibility.”

First Quarter 2021 Outlook

Based on current business levels, the Company expects revenue in the first quarter of 2021 of $650 million, plus or minus $25 million. At these volumes, the Company expects GAAP net income per diluted share of $1.91, plus or minus $0.20 and Non-GAAP net earnings per diluted share of $2.16, plus or minus $0.20.

Conference Call Details

A conference call with management will be held on Thursday, January 28, 2021 at 8:30 a.m. (Eastern Time). To access a live webcast of the conference call and related presentation materials management will refer to during the call, visit MKS’ website at mksinst.com and click on Company – Investor Relations. The webcast and related presentation materials will be listed in the calendar of events. To participate by telephone, please dial (877) 212-6076 for domestic callers or (707) 287-9331 for international callers, provide the operator with Conference ID (6863387), and access the presentation materials on MKS’ website. Participants are asked to access the live webcast or dial in at least 15 minutes in advance to ensure a timely connection. An archive of the webcast and related presentation materials will be available on MKS’ website.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, systems, subsystems and process control solutions that measure, monitor, deliver, analyze, power and control critical parameters of advanced manufacturing processes to improve process performance and productivity for our customers. Our products are derived from our core competencies in pressure measurement and control, flow measurement and control, gas and vapor delivery, gas composition analysis, electronic control technology, reactive gas generation and delivery, power generation and delivery, vacuum technology, lasers, photonics, optics, precision motion control, vibration control and laser-based manufacturing systems solutions. We also provide services relating to the maintenance and repair of our products, installation services and training. Our primary served markets include semiconductor, industrial technologies, life and health sciences, research and defense. Additional information can be found at mksinst.com.

Use of Non-GAAP Financial Results

This press release includes financial measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP financial measures”). These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. For further information regarding these Non-GAAP financial measures, please refer to the tables presenting reconciliations of our Non-GAAP results to our U.S. GAAP results and the “Notes to our Non-GAAP Financial Information” at the end of this press release.

Selected GAAP and Non-GAAP Financial Measures

(In millions, except per share data)

Fourth Quarter and Full Year 2020 Financial Results

	Q4		Full Year
	2020	2019	2020	2019
Net revenues	$660	$500	$2,330	$1,900
GAAP Financial Measures
Operating margin	22.2%	13.2%	19.5%	11.6%
Net income	$116	$43	$350	$140
Diluted EPS	$2.08	$0.77	$6.33	$2.55
Non-GAAP Financial Measures
Operating margin	24.7%	18.4%	22.6%	18.1%
Net earnings	$130	$66	$411	$249
Diluted EPS	$2.34	$1.20	$7.43	$4.52

Fourth Quarter 2020 Financial Results

Net revenues in the fourth quarter of 2020 were $660 million, an increase of 12% from $590 million in the third quarter of 2020, and an increase of 32% from $500 million in the fourth quarter of 2019. Net revenues in the Semiconductor Market were $393 million in the fourth quarter of 2020, a sequential increase of 9%. Net revenues in Advanced Markets were $267 million in the fourth quarter of 2020, a sequential increase of 16%.

Net income in the fourth quarter of 2020 was $116 million, or $2.08 per diluted share, compared to net income of $92 million, or $1.66 per diluted share, in the third quarter of 2020, and $43 million, or $0.77 per diluted share, in the fourth quarter of 2019.

Net income in the fourth quarter of 2020 included restructuring and other costs of $3 million, an asset impairment charge of $1 million, and acquisition and integration costs of $0.4 million, which were related to the acquisition of ESI.

Non-GAAP net earnings, which exclude special charges and credits, were $130 million, or $2.34 per diluted share, in the fourth quarter of 2020, compared to $107 million, or $1.93 per diluted share, in the third quarter of 2020, and $66 million or $1.20 per diluted share, in the fourth quarter of 2019.

Full Year 2020 Financial Results

Net revenues in 2020 were $2.3 billion, an increase of 23% from $1.9 billion in 2019. Net revenues in the Semiconductor Market were $1.4 billion, an increase of 49% compared to 2019, while net revenues from Advanced Markets, were $944 million, a decrease of 3% compared to 2019.

Net revenues for the Vacuum and Analysis Division were $1.4 billion in 2020, an increase of 42% from $990 million in 2019. Net revenues for the Light and Motion Division were $690 million in 2020, a decrease of 5% from $726 million in 2019. Net revenues for the Equipment and Solutions Division were $234 million in 2020, an increase of 28% from $184 million in 2019.

Net income in 2020 was $350 million, or $6.33 per diluted share, compared to net income of $140 million, or $2.55 per diluted share, in 2019.

Non-GAAP net earnings, which exclude special charges and credits, were $411 million, or $7.43 per diluted share, in 2020, compared to $249 million, or $4.52 per diluted share, in 2019.

Additional Financial Information

At December 31, 2020, the Company had $836 million in cash and short-term investments, $833 million of secured term loan principal outstanding and $100 million of incremental borrowing capacity under an asset-based line of credit, subject to certain borrowing base requirements. During the fourth quarter of 2020, the Company paid a cash dividend of $11 million or $0.20 per diluted share.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934 regarding the future financial performance, business prospects and growth of MKS Instruments, Inc. (“MKS” or the “Company”). These statements are only predictions based on current assumptions and expectations. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should be considered to be forward-looking statements. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are the conditions affecting the markets in which MKS operates, including the fluctuations in capital spending in the semiconductor industry and other advanced manufacturing markets, fluctuations in sales to our major customers, the impact of the COVID-19 pandemic on the global economy and financial markets, including any restrictions on MKS’ operations and the operations of MKS’ customers and suppliers resulting from public health requirements and government mandates, the terms of our term loan, competition from larger or more established companies in MKS’ markets, MKS’ ability to successfully grow our business and particularly that of ESI’s business, the challenges, risks and costs involved with integrating the operations of the companies we have acquired, potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and the other factors described in MKS’ Annual Report on Form 10-K for the year ended December 31, 2019 and any subsequent Quarterly Reports on Form 10-Q, as filed with the SEC. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

###

Company Contact:

David Ryzhik

Vice President, Investor Relations

Telephone: (978) 557-5180

Email: david.ryzhik@mksinst.com

MKS Instruments, Inc.

Unaudited Consolidated Statements of Operations

(In millions, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Net revenues:
Products	$573.8	$506.8	$426.5	$2,014.8	$1,611.3
Services	86.4	83.0	73.2	315.2	288.5

Total net revenues	660.2	589.8	499.7	2,330.0	1,899.8
Products	311.6	280.7	241.3	1,106.4	913.5
Services	47.0	47.1	42.1	174.1	155.9

Total cost of revenues	358.6	327.8	283.4	1,280.5	1,069.4
Gross profit	301.6	262.0	216.3	1,049.5	830.4
Research and development	45.4	42.5	41.7	173.1	164.1
Selling, general and administrative	92.8	87.0	82.5	353.1	330.3
Acquisition and integration costs	0.4	0.5	1.8	3.8	37.3
Restructuring and other	2.6	3.1	2.3	9.4	7.0
Amortization of intangible assets	12.6	12.5	17.1	55.2	67.4
Asset impairment	1.1	—	4.7	2.3	4.7
COVID-19 related net credits	—	—	—	(1.2)	—
Fees and expenses related to repricing of Term Loan Facility	—	—	0.1	—	6.6
Gain on sale of long-lived assets	—	—	—	—	(6.8)

Income from operations	146.7	116.4	66.1	453.8	219.8
Interest income	0.3	0.1	1.0	1.4	5.4
Interest expense	6.4	6.6	8.8	29.1	44.1
Other expense, net	0.1	1.1	3.1	3.1	3.3

Income before income taxes	140.5	108.8	55.2	423.0	177.8
Provision for income taxes	24.9	17.1	12.5	72.9	37.4

Net income	$115.6	$91.7	$42.7	$350.1	$140.4

Net income per share:
Basic	$2.10	$1.66	$0.78	$6.36	$2.57
Diluted	$2.08	$1.66	$0.77	$6.33	$2.55
Cash dividends per common share	$0.20	$0.20	$0.20	$0.80	$0.80
Weighted average shares outstanding:
Basic	55.2	55.2	55.0	55.1	54.7
Diluted	55.5	55.4	55.4	55.3	55.1

MKS Instruments, Inc.

Unaudited Consolidated Balance Sheet

(In millions)

	December 31,	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$608.3	$414.6
Short-term investments	227.7	109.4
Trade accounts receivable, net	392.7	341.1
Inventories	501.4	462.1
Other current assets	74.3	106.3

Total current assets	1,804.4	1,433.5
Property, plant and equipment, net	284.3	241.9
Right-of-use asset	179.1	64.5
Goodwill	1,066.4	1,058.5
Intangible assets, net	512.2	564.6
Long-term investments	6.5	5.8
Other assets	45.6	47.5

Total assets	$3,898.5	$3,416.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$14.5	$12.1
Accounts payable	110.6	88.4
Accrued compensation	117.9	100.9
Income taxes payable	18.3	15.4
Lease liability	15.8	20.6
Deferred revenue and customer advances	31.2	21.5
Other current liabilities	65.6	58.8

Total current liabilities	373.9	317.7
Long-term debt, net	815.0	871.7
Non-current deferred taxes	59.2	72.4
Non-current accrued compensation	49.5	43.9
Non-current lease liability	182.1	44.8
Other non-current liabilities	57.9	42.5

Total liabilities	1,537.6	1,393.0

Stockholders’ equity:
Common stock	0.1	0.1
Additional paid-in capital	873.2	864.3
Retained earnings	1,487.3	1,181.2
Accumulated other comprehensive income (loss)	0.3	(22.3)

Total stockholders’ equity	2,360.9	2,023.3

Total liabilities and stockholders’ equity	$3,898.5	$3,416.3

MKS Instruments, Inc.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Cash flows from operating activities:
Net income	$115.6	$91.7	$42.7	$350.1	$140.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23.4	23.3	30.2	99.2	110.0
Amortization of inventory step-up adjustment to fair value	—	—	—	—	7.6
Amortization of debt issuance costs and original issue discount	0.6	0.5	0.5	2.7	7.1
Stock-based compensation	6.8	7.4	7.1	29.5	49.2
Provision for excess and obsolete inventory	5.0	6.9	6.1	24.8	24.7
Provision for doubtful accounts	(0.1)	—	(0.9)	0.1	(0.7)
Deferred income taxes	(6.4)	(4.1)	4.9	(7.1)	(4.2)
Gain on sale of long-lived asset	—	—	—	—	(6.8)
Asset impairment	1.1	—	4.7	2.3	4.7
Other	(1.0)	1.3	0.5	0.6	0.9
Changes in operating assets and liabilities	2.2	25.1	(18.5)	11.0	(88.4)

Net cash provided by operating activities	147.2	152.1	77.3	513.2	244.5

Cash flows used in investing activities:
Acquisition of business, net of cash acquired	—	—	—	—	(988.6)
Purchases of investments	(164.2)	(163.7)	(75.0)	(522.4)	(246.3)
Maturities of investments	150.9	84.2	49.2	332.4	142.6
Sales of investments	8.2	35.6	4.5	72.5	166.9
Proceeds from sale of assets	—	—	0.9	—	42.1
Purchases of property, plant and equipment	(25.0)	(29.0)	(19.1)	(84.9)	(63.9)

Net cash used in investing activities	(30.1)	(72.9)	(39.5)	(202.4)	(947.2)

Cash flows (used in) provided by financing activities:
Net proceeds from short and long-term borrowings	6.8	3.4	—	26.9	642.2
Payments of short-term borrowings	(4.5)	(2.7)	(1.5)	(24.7)	(5.4)
Payments of long-term borrowings	(2.3)	(2.3)	(2.2)	(59.1)	(106.1)
Dividend payments	(11.0)	(11.0)	(10.9)	(44.0)	(43.5)
Net proceeds (payments) related to employee stock awards	4.8	(4.5)	0.7	(20.6)	(11.0)

Net cash (used in) provided by financing activities	(6.2)	(17.1)	(13.9)	(121.5)	476.2

Effect of exchange rate changes on cash and cash equivalents	4.1	2.3	4.4	4.4	(3.2)

Increase (decrease) in cash and cash equivalents	115.0	64.4	28.3	193.7	(229.7)

Cash and cash equivalents at beginning of period	493.3	428.9	386.3	414.6	644.3

Cash and cash equivalents at end of period	$608.3	$493.3	$414.6	$608.3	$414.6

The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Net income	$115.6	$91.7	$42.7	$350.1	$140.4
COVID-19 related net credits (Note 1)	—	—	—	(0.9)	—
Acquisition inventory step-up (Note 2)	—	—	—	—	7.6
Inventory charge related to exit of product groups (Note 3)	—	3.9	—	3.9	—
Acquisition and integration costs (Note 4)	0.4	0.5	1.8	3.8	37.3
Amortization of debt issuance costs (Note 5)	0.2	0.2	0.2	1.5	5.1
Restructuring and other (Note 6)	2.6	3.1	2.3	9.4	7.0
Amortization of intangible assets	12.6	12.5	17.1	55.2	67.4
Asset impairment (Note 7)	1.1	—	4.7	2.3	4.7
Fees and expenses related to repricing of Term Loan Facility (Note 8)	—	—	0.1	—	6.6
Gain on sale of long-lived assets (Note 9)	—	—	—	—	(6.8)
Windfall tax benefit on stock-based compensation (Note 10)	—	(0.2)	(0.3)	(2.4)	(2.2)
Deferred tax asset write-off (Note 11)	—	—	—	3.5	—
Tax reform adjustments (Note 12)	—	—	(2.9)	—	(0.1)
Tax cost on the inter-company sale of an asset (Note 13)	—	—	5.4	—	5.4
Tax effect of Non-GAAP adjustments (Note 14)	(2.7)	(4.7)	(4.8)	(15.4)	(23.4)

Non-GAAP net earnings	$129.8	$107.0	$66.3	$411.0	$249.0

Non-GAAP net earnings per diluted share	$2.34	$1.93	$1.20	$7.43	$4.52

Weighted average diluted shares outstanding	55.5	55.4	55.4	55.3	55.1
Net cash provided by operating activities	$147.2	$152.1	$77.3	$513.2	$244.5
Purchases of property, plant and equipment	(25.0)	(29.0)	(19.1)	(84.9)	(63.9)

Free cash flow	$122.2	$123.1	$58.2	$428.3	$180.6

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Gross profit	$301.6	$262.0	$216.3	$1,049.5	$830.4
COVID-19 related net costs (Note 1)	—	—	—	0.3	—
Acquisition inventory step-up (Note 2)	—	—	—	—	7.6
Inventory charge related to exit of product groups (Note 3)	—	3.9	—	3.9	—

Non-GAAP gross profit	$301.6	$265.9	$216.3	$1,053.7	$838.0

Non-GAAP gross margin	45.7%	45.1%	43.3%	45.2%	44.1%

Operating expenses	$154.9	$145.6	$150.2	$595.7	$610.6
COVID-19 related net credits (Note 1)	—	—	—	(1.2)	—
Acquisition and integration costs (Note 4)	0.4	0.5	1.8	3.8	37.3
Restructuring and other (Note 6)	2.6	3.1	2.3	9.4	7.0
Amortization of intangible assets	12.6	12.5	17.1	55.2	67.4
Asset impairment (Note 7)	1.1	—	4.7	2.3	4.7
Fees and expenses related to repricing of Term Loan Facility (Note 8)	—	—	0.1	—	6.6
Gain on sale of long-lived assets (Note 9)	—	—	—	—	(6.8)

Non-GAAP operating expenses	$138.2	$129.5	$124.2	$526.2	$494.4

Income from operations	$146.7	$116.4	$66.1	$453.8	$219.8
COVID-19 related net credits (Note 1)	—	—	—	(0.9)	—
Acquisition inventory step-up (Note 2)	—	—	—	—	7.6
Inventory charge related to exit of product groups (Note 3)	—	3.9	—	3.9	—
Acquisition and integration costs (Note 4)	0.4	0.5	1.8	3.8	37.3
Restructuring and other (Note 6)	2.6	3.1	2.3	9.4	7.0
Amortization of intangible assets	12.6	12.5	17.1	55.2	67.4
Asset impairment (Note 7)	1.1	—	4.7	2.3	4.7
Fees and expenses related to repricing of Term Loan Facility (Note 8)	—	—	0.1	—	6.6
Gain on sale of long-lived assets (Note 9)	—	—	—	—	(6.8)

Non-GAAP income from operations	$163.4	$136.4	$92.1	$527.5	$343.6

Non-GAAP operating margin	24.7%	23.1%	18.4%	22.6%	18.1%

Interest expense, net	$6.2	$6.5	$7.8	$27.7	$38.7
Amortization of debt issuance costs (Note 5)	0.2	0.2	0.2	1.5	5.1

Non-GAAP interest expense, net	$6.0	$6.3	$7.6	$26.2	$33.6

Net income	$115.6	$91.7	$42.7	$350.1	$140.4
Interest expense, net	6.2	6.5	7.8	27.7	38.7
Provision for income taxes	24.9	17.1	12.5	72.9	37.4
Depreciation	10.7	10.9	11.7	44.0	41.3
Amortization	12.6	12.5	17.1	55.2	67.4

EBITDA	$170.0	$138.7	$91.8	$549.9	$325.2

Stock-based compensation	6.6	7.3	7.2	28.6	28.2
COVID-19 related net credits (Note 1)	—	—	—	(0.9)	—
Acquisition inventory step-up (Note 2)	—	—	—	—	7.6
Inventory charge related to exit of product groups (Note 3)	—	3.9	—	3.9	—
Acquisition and integration costs (Note 4)	0.4	0.5	1.8	3.8	37.3
Restructuring and other (Note 6)	2.6	3.1	2.3	9.4	7.0
Asset impairment (Note 7)	1.1	—	4.7	2.3	4.7
Fees and expenses related to repricing of Term Loan Facility (Note 8)	—	—	0.1	—	6.6
Gain on sale of long-lived assets (Note 9)	—	—	—	—	(6.8)
Other adjustments	—	—	—	—	3.4

Adjusted EBITDA	$180.7	$153.5	$107.9	$597.0	$413.2

MKS Instruments, Inc.

Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate

(In millions)

	Three Months Ended December 31, 2020			Three Months Ended December 31, 2019
	Income Before	Provision (benefit)	Effective	Income Before	Provision (benefit)	Effective
	Income Taxes	for Income Taxes	Tax Rate	Income Taxes	for Income Taxes	Tax Rate
GAAP	$140.5	$24.9	17.7%	$55.2	$12.5	22.6%
Acquisition and integration costs (Note 4)	0.4	—		1.8	—
Amortization of debt issuance costs (Note 5)	0.2	—		0.2	—
Restructuring and other (Note 6)	2.6	—		2.3	—
Amortization of intangible assets	12.6	—		17.1	—
Asset impairment (Note 7)	1.1	—		4.7	—
Fees and expenses related to repricing of Term Loan Facility (Note 8)	—	—		0.1	—
Windfall tax benefit on stock-based compensation (Note 10)	—	—		—	0.3
Tax reform adjustments (Note 12)	—	—		—	2.9
Tax cost on the inter-company sale of an asset (Note 13)	—	—		—	(5.4)
Tax effect of Non-GAAP adjustments (Note 14)	—	2.7		—	4.8

Non-GAAP	$157.4	$27.6	17.5%	$81.4	$15.1	18.6%

	Three Months Ended September 30, 2020
	Income Before	Provision (benefit)	Effective
	Income Taxes	for Income Taxes	Tax Rate
GAAP	$108.8	$17.1	15.7%
Inventory charge related to exit of product groups (Note 3)	3.9	—
Acquisition and integration costs (Note 4)	0.5	—
Amortization of debt issuance costs (Note 5)	0.2	—
Restructuring and other (Note 6)	3.1	—
Amortization of intangible assets	12.5	—
Windfall tax benefit on stock-based compensation (Note 10)	—	0.2
Tax effect of Non-GAAP adjustments (Note 14)	—	4.7

Non-GAAP	$129.0	$22.0	17.0%

MKS Instruments, Inc.

Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate

(In millions)

	Twelve Months Ended December 31, 2020			Twelve Months Ended December 31, 2019
	Income Before	Provision (benefit)	Effective	Income Before	Provision (benefit)	Effective
	Income Taxes	for Income Taxes	Tax Rate	Income Taxes	for Income Taxes	Tax Rate
GAAP	$423.0	$72.9	17.2%	$177.8	$37.4	21.1%
COVID-19 related net credits (Note 1)	(0.9)	—		—	—
Acquisition inventory step-up (Note 2)	—	—		7.6	—
Inventory charge related to exit of product groups (Note 3)	3.9	—		—	—
Acquisition and integration costs (Note 4)	3.8	—		37.3	—
Amortization of debt issuance costs (Note 5)	1.5	—		5.1	—
Restructuring and other (Note 6)	9.4	—		7.0	—
Amortization of intangible assets	55.2	—		67.4	—
Gain on sale of long-lived assets (Note 9)	—	—		(6.8)	—
Asset impairment (Note 7)	2.3	—		4.7	—
Fees and expenses related to repricing of Term Loan Facility (Note 8)	—	—		6.6	—
Windfall tax benefit on stock-based compensation (Note 10)	—	2.4		—	2.2
Deferred tax asset write-off (Note 11)	—	(3.5)		—	—
Tax reform adjustments (Note 12)	—	—		—	0.1
Tax cost on the inter-company sale of an asset (Note 13)	—	—		—	(5.4)
Tax effect of Non-GAAP adjustments (Note 14)	—	15.4		—	23.4

Non-GAAP	$498.2	$87.2	17.5%	$306.7	$57.7	18.8%

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures – Q1’21 Guidance

(In millions, except per share data)

	Three Months Ending March 31, 2021
	Percentage	Plus or Minus
GAAP and Non-GAAP gross margin	45.0%	1.0%

	Three Months Ending March 31, 2021
	$ Amount	Plus or Minus	Per Share	Plus or Minus
GAAP net income	$106.4	$11.3	$1.91	$0.20
Amortization of intangible assets	12.6	—	0.23	—
Amortization of debt issuance costs	0.2	—	—	—
Acquisition and integration costs	0.4	—	0.01	—
Restructuring and other	3.6	—	0.06	—
Tax effect of Non-GAAP adjustments	(3.0)	—	(0.05)	—

Non-GAAP net earnings	$120.2	$11.3	$2.16	$0.20

Estimated weighted average diluted shares				55.6

	Three Months Ending March 31, 2021
	$ Amount	Plus or Minus
GAAP operating expenses	$156.6	$4.0
Acquisition and integration costs	(0.4)	—
Restructuring and other	(3.6)	—
Amortization of intangible assets	(12.6)	—

Non-GAAP operating expenses	$140.0	$4.0

	Three Months Ending March 31, 2021
	$ Amount	Plus or Minus	Percentage	Plus or Minus
GAAP operating income and margin	$135.9	$13.8	20.9%	1.3%
Acquisition and integration costs	0.4	—	0.1	—
Restructuring and other	3.6	—	0.6	—
Amortization of intangible assets	12.6	—	1.9	—

Non-GAAP operating income and margin	$152.5	$13.8	23.5%	1.3%

Three Months Ending March 31, 2021
$ Amount
GAAP interest expense, net	$6.2
Amortization of debt issuance costs	(0.2)

Non-GAAP interest expense, net	$6.0

MKS Instruments, Inc.

Notes to Our Non-GAAP Financial Information

Non-GAAP financial measures adjust GAAP financial measures for the items listed below. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

Note 1: During the twelve months ended December 31, 2020, we recorded COVID-19 related costs and credits that were direct, incremental and not expected to recur. The amounts consisted of payroll-tax credits for maintaining our workforce during the pandemic, offset by shift premiums and bonuses.

Note 2: Cost of revenues during the twelve months ended December 31, 2019 includes the amortization of the step-up of inventory to fair value as a result of the acquisition of Electro Scientific Industries, Inc. (the “ESI Acquisition”).

Note 3: During the three months ended September 30, 2020 and twelve months ended December 31, 2020, we recorded inventory charges related to the exit of certain product groups.

Note 4: Acquisition and integration costs were related to the ESI Acquisition, which closed on February 1, 2019.

Note 5: We recorded additional interest expense related to the amortization of debt issuance costs related to our Term Loan Credit Agreement and our ABL Credit Agreement (each credit agreement, as defined in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 28, 2020).

Note 6: Restructuring and other costs during the three and twelve months ended December 31, 2020 and the three months ended September 30, 2020 included duplicate facility costs attributed to entering into new facility leases, costs related to the exit of certain product groups and costs related to the pending closure of a facility in Europe. Such costs for the twelve months ended December 31, 2020 were offset by an insurance reimbursement related to a legal settlement. Restructuring and other costs recorded during the three months ended December 31, 2019 resulted from the closure of a facility in Europe. Additional restructuring costs recorded during the twelve months ended December 31, 2019 consisted primarily of severance costs related to an organization-wide reduction in workforce, the consolidation of service functions in Asia and the movement of certain products to low cost regions. During the twelve months ended December 31, 2019, we also recorded a legal settlement from a contractual obligation we assumed as part of the Newport acquisition (the “Legal Settlement”).

Note 7: During the twelve months ended December 31, 2020, we recorded an asset impairment charge for the write-down of long-lived assets, related to the pending closure of a facility in Europe. During the three and twelve months ended December 31, 2020, we recorded the write-off of goodwill, related to the pending closure of a facility in Europe. During the three and twelve months ended December 31, 2019, we recorded an impairment charge related to a minority interest investment in a private company.

Note 8: We recorded fees and expenses during the three months ended December 31, 2019 related to Amendment No. 6 to our Term Loan Credit Agreement and we recorded fees and expenses during the twelve months ended December 31, 2019 related to Amendment No. 5 and Amendment No. 6 to our Term Loan Credit Agreement (each amendment as defined in our Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC on February 28, 2020).

Note 9: During the twelve months ended December 31, 2019, we recorded a net gain on the sale of two properties in Boulder, Colorado and three properties in Portland, Oregon.

Note 10: We recorded windfall tax benefits on the vesting of stock-based compensation.

Note 11: We recorded a write-off of a deferred tax asset related to foreign net operating losses.

Note 12: We recorded tax adjustments during the three and twelve months ended December 31, 2019 related to the 2017 U.S. Tax Cut and Jobs Act.

Note 13: During the three and twelve months ended December 31, 2019, we recorded taxes on the inter-company sales of assets.

MKS Instruments, Inc.

Notes to Our Non-GAAP Financial Information

Note 14: Non-GAAP adjustments are tax effected at applicable statutory rates resulting in a difference between the GAAP and Non-GAAP tax rates. For the three months ending March 31, 2021, we forecast a GAAP and Non-GAAP tax rate of approximately 18%.